Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated October 26, 2004 relating to the financial statements and financial statement schedule, which appears in Actuant Corporation’s Annual Report on Form 10-K for the year ended August 31, 2004. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Milwaukee, Wisconsin
July 14, 2005